Grant Thornton

January 18, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Audit • Tax • Advisory

Grant Thornton LLP
226 Causeway Street, 6th Floor
Boston, MA 02114-2155

T 617.723.7900
F 617.723.3640
www.GrantThornton.com

Re: Converted Organics Inc.
File No. 001-33304

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Converted Organics Inc. dated January 12, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP